As filed with the Securities and Exchange Commission on December 27, 2005

Registration No. 333-109568

333-109568-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

RLI CORP.

(Exact name of registrant as specified in its charter)

Illinois	37-0889946
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9025 N. Lindbergh Dr., Peoria, Illinois 61615, (309) 692-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RLI CAPITAL TRUST I

(Exact name of registrant as specified in its certificate of trust)

Delaware	51-0055023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Wilmington Trust Company

Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (866) 521-0079

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim J. Hensey

Vice President and Corporate Secretary

RLI Corp.

9025 N. Lindbergh Dr., Peoria, Illinois 61615, (309) 692-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ram Padmanabhan, Esq.	Mary Beth Nebel, Esq.
Katten Muchin Rosenman LLP	RLI Corp.
525 West Monroe Street	9025 N. Lindbergh Drive
Chicago, Illinois 60661-3693	Peoria, Illinois 61615
(312) 902-5200	(309) 692-1000

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If the Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

This Post-effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File Nos. 333-109568 and 333-109568-01) (the “Registration Statement”) of RLI Corp. and RLI Capital Trust I, which was declared effective by the Securities and Exchange Commission as of October 17, 2003, is being filed to deregister unsold securities of the registrants.  Securities registered under the Registration Statement having an aggregate offering price of $50,000,000 remain unsold.

Item 16.   Exhibits.

(a)                                  The following exhibit is filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit

24.2	Power of Attorney of Jordan W. Graham

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RLI Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on December 27, 2005.

RLI CORP.

By:	/s/ JOSEPH E. DONDANVILLE
Joseph E. Dondanville
Senior Vice President & Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 27, 2005.

Signature	Title

/s/ GERALD D. STEPHENS*	Chairman of the Board, Director
Gerald D. Stephens

/s/ JONATHAN E. MICHAEL*	President & Chief Executive Officer, Director
Jonathan E. Michael	(Principal Executive Officer)

/s/ JOSEPH E. DONDANVILLE	Senior Vice President & Chief Financial Officer
Joseph E. Dondanville	(Principal Financial Officer, Principal Accounting Officer)

/s/ JOHN T. BAILY*	Director
John T. Baily

/s/ RICHARD H. BLUM*	Director
Richard H. Blum

/s/ JORDAN W. GRAHAM*	Director
Jordan W. Graham

/s/ GERALD I. LENROW*	Director
Gerald I. Lenrow, Esq.

/s/ CHARLES M. LINKE*	Director
Charles M. Linke

Signature	Title

/s/ F.L. LYNN MCPHEETERS*	Director
F.L. “Lynn” McPheeters

/s/ EDWARD F. SUTKOWSKI*	Director
Edward F. Sutkowski, Esq.

/s/ ROBERT O. VIETS*	Director
Robert O. Viets

* Pursuant to Power of Attorney

By:	/s/ JOSEPH E. DONDANVILLE
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, RLI Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on December 27, 2005.

RLI CAPITAL TRUST I

By:	RLI Corp., as Depositor

By:	/s/ JOSEPH E. DONDANVILLE
Joseph E. Dondanville
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

24.2	Power of Attorney of Jordan W. Graham